Exhibit 99.2

CONFERENCEN AM EGOESHERE0 0Informationisun aud it ed, estimated and subject to change. WWW.ANNALY.C OMWWW.CHIMERAREIT.COM  Q4 2015 Supplemental Financial Information February 17, 2016

CONFERENCEN AM EGOESHERE1 1Information isun audit ed, estimated and subject to change. Disclaimer This material is not intended to be exhaustive, is preliminary in nature and may be subject to change. In addition, much of the information contained herein is based on various assumptions (some of which are beyond the control of Chimera Investment Corporation, the “Company”) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “projected,” “will” or similar expressions, or variations on those terms or the negative of those terms. The Company’s forward-looking statements are subject to numerous risks, uncertainties and other factors. Furthermore, none of the financial information contained in this material has been audited or approved by the Company’s independent registered public accounting firm.1

CIOnNfFoErmREaNtCioEn N iAsM uEn GaOuEdSit HeEdR, Eestimated and subject to change. 22 Portfolio Composition as of December 31, 2015 Residential Mortgage Credit Portfolio Agency MBS Portfolio Total Portfolio Gross Asset Yield: 8.3% 2.5% 5.8% Financing Cost(2): 3.4% 1.5% 2.6% Net Interest Spread: 4.9% 1.0% 3.2% Net Interest Margin: 5.4% 1.2% 3.6% (1) Excludes unsettled trades. (2) Includes the interest incurred on interest rate swaps. Total Portfolio: $15.0 Billion Total Capital: $2.9 Billion Total Leverage: 4.0:1 Net Investment Analysis Equity $2.2 Billion Equity $0.7 B Recourse $2.1 Billion Recourse $5.3 Billion Non-Recourse $4.2 Billion $- $1 $2 $3 $4 $5 $6 $7 $8 $9 Residential Mortgage Credit Portfolio Total Assets: $8.4 Billion(1) Agency MBS Portfolio Total Assets: $6.5 Billion(1)2

CIOnNfFoErmREaNtCioEn N iAsM uEn GaOuEdSit HeEdR, Eestimated and subject to change. 33 December 31, 2015 September 30, 2015 GAAP Asset Allocation: Quarter Over Quarter Comparison(1) (1) Based on Fair Value. 42% 24% 34% Agency MBS Non-Agency RMBS Securitized Loan Portfolio Total Portfolio: $15.6 Billion 43% 25% 32% Agency MBS Non-Agency MBS Securitized Loan Portfolio Total Portfolio: $15.0 Billion3

CIOnNfFoErmREaNtCioEn N iAsM uEn GaOuEdSit HeEdR, Eestimated and subject to change. 44 (1) Consists of tranches of RMBS and loan securitizations sold to third parties. December 31, 2015 September 30, 2015 GAAP Financing Sources: Quarter Over Quarter Comparison Total Financing: $11.7 Billion 60% 40% Repurchase Agreements, RMBS (1) Non-Recourse Debt, Securitized RMBS and Loans Total Financing: $11.9 Billion 64% 36% Repurchase Agreements, RMBS (1) Non-Recourse Debt, Securitized RMBS and Loans4

Agency & Repo Summary

($ in thousands)

Agency Securities – As of December 31, 2015

Security Type	Coupon[(1)]	Current Face	Weighted Average Price	Weighted Average CPR
Agency Pass-through	3.50%	$2,950,266	103.1	6.6
	4.00%	1,717,460	105.9	6.3
	4.50%	377,693	108.0	21.8
Commercial	3.4%	952,091	102.3	0.8
Agency IO	0.8%	N/M[(2)]	4.1	6.3
	Total	$5,997,510		

Agency Securities – As of September 30, 2015

Security Type	Coupon[(1)]	Current Face	Weighted Average Price	Weighted Average CPR
Agency Pass-through	3.50%	$2,114,865	104.13	7.8
	4.00%	2,541,855	106.51	14.5
	4.50%	405,080	108.55	23.7
Commercial	3.4%	853,404	102.21	2.0
Agency IO	0.8%	N/M[(2)]	4.25	12.4
	Total	$5,915,204		

Repo Days to Maturity – As of December 31, 2015

Maturity	Principal Balance[(3)]	Weighted Average Rate	Weighted Average Days
Within 30 days	-	-	
30 to 59 days	2,640,174	0.62%	
60 to 89 days	1,734,687	0.62%	
90 to 360 days	132,840	0.62%	
Over 360 days	817,025	0.75%	
Total	$5,324,726	0.64%	53

Repo Days to Maturity – As of September 30, 2015

Maturity	Principal Balance[(3)]	Weighted Average Rate	Weighted Average Days
Within 30 days	1,271,172	0.54%	
30 to 59 days	1,705,593	0.50%	
60 to 89 days	714,365	0.61%	
90 to 360 days	1,158,161	0.57%	
Over 360 days	300,000	1.00%	
Total	$5,149,291	0.57%	80

(1) Coupon is a weighted average for Commercial and Agency IO
(2) Notional Agency IO was $6.7 and $6.6 billion as of 12/31/2015 and 9/30/2015 respectively.
(3) Excludes unsettled trades

CHIMERA INVESTMENT CORPORATION
Information is unaudited, estimated and subject to change.
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CIOnNfFoErmREaNtCioEn N iAsM uEn GaOuEdSit HeEdR, Eestimated and subject to change. 66 Interest Rate Sensitivity as of December 31, 2015 Agency, Swap and Derivative Portfolio Description ($ in thousands) - 100 Basis Points - 50 Basis Points Unchanged +50 Basis Points +100 Basis Points Agency Securities Market Value $6,821,769 $6,684,305 $6,514,823 $6,328,258 $6,130,364 Percentage Change 4.7% 2.6% - (2.9%) (5.9%) Swap Market Value (201,848) (106,778) - 93,581 189,733 Percentage Change (3.1%) (1.6%) - 1.4% 2.9% Futures Market Value (36,849) (19,214) - 18,440 36,440 Percentage Change (0.6%) (0.3%) - 0.3% 0.6% Net Gain/(Loss) 68,248 43,490 - (74,545) (158,286) Percentage Change in Portfolio Value(1) 1.0% 0.7% - (1.1%) (2.4%) (1) Based on instantaneous moves in interest rates. 49% 21% 24% 6% Hedge Book Maturities Near Term 0-3 Short Term 3-5 Medium Term 5-10 Long Term 10-30 6

Consolidated RMBS & Loan Securitizations

($ in thousands)			At Issuance / Acquisition			As of December 31, 2015		
Vintage	Type	Deal	Total Original Face	Total of Tranches Sold	Total of Tranches Retained	Total Remaining Face	Remaining Face of Tranches Sold	Remaining Face of Tranches Retained
2015	Whole Loan Securitization	CIM 2015-4AG(1)	$750,647	$425,000	$325,647	$731,110	$412,630	$318,480
2015	Whole Loan Securitization	CIM 2015-1EC	268,731	214,985	53,746	250,364	194,769	55,595
2015	Whole Loan Securitization	CIM 2015-2AG(2)	330,293	276,998	53,295	296,938	245,472	51,466
2015	Whole Loan Securitization	CIM 2015-3AG(3)	698,812	520,935	177,877	654,489	482,093	172,396
2014	Whole Loan Securitization	CSMC 2014-CIM1(4)	333,865	268,087	65,779	282,007	217,308	64,699
2013	Whole Loan Securitization	SLFMT 2013-1A	1,021,846	1,019,291	2,555	754,625	692,130	62,495
2013	Whole Loan Securitization	SLFMT 2013-2A	1,137,308	1,134,464	2,844	930,162	893,284	36,879
2013	Whole Loan Securitization	SLFMT 2013-3A	500,390	499,139	1,251	439,983	276,451	163,532
2014	RMBS Securitization	CSMC 2014-4R(5)	367,271	-	367,271	289,507	-	289,507
2012	Whole Loan Securitization	CSMC 2012-CIM1	741,939	707,810	34,129	110,225	78,711	31,514
2012	Whole Loan Securitization	CSMC 2012-CIM2	425,091	404,261	20,830	93,235	73,697	19,537
2012	Whole Loan Securitization	CSMC 2012-CIM3	329,886	305,804	24,082	172,989	152,399	20,591
2010	RMBS Securitization	CSMC 2010-1R	1,730,581	691,630	1,038,951	721,971	35,494	686,477
2010	RMBS Securitization	CSMC 2010-11R	566,571	338,809	227,762	317,456	104,227	213,229
2009	RMBS Securitization	CSMC 2009-12R	1,730,698	915,566	815,132	661,377	151,507	509,870
2009	RMBS Securitization	JPMRR 2009-7	1,522,474	856,935	665,539	604,011	206,444	397,566
2009	RMBS Securitization	JMAC 2009-R2	281,863	192,500	89,363	107,116	46,904	60,212
2008	Whole Loan Securitization	PHHMC 2008-CIM1	619,710	549,142	70,568	71,790	50,886	20,904
	TOTAL		**$13,357,978**	**$9,321,356**	**$4,036,622**	**$7,489,354**	**$4,314,406**	**$3,174,948**
				% of origination remaining		*56%*	*46%*	*79%*

(1) Contains collateral from Springleaf 2012-3A Trust.
(2) Contains collateral from Springleaf 2012-2A Trust.
(3) Contains collateral from Springleaf 2012-1A Trust.
(4) Contains collateral from Springleaf 2011-1A Trust.
(5) Contains collateral from CSMC 2010-12R Trust.

CHIMERA INVESTMENT CORPORATION

Information is unaudited, estimated and subject to change.

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CHIMERA
INVESTMENT CORPORATION

Q4 2015 Supplemental Financial Information

WWW.CHIMERAREIT.COM